Exhibit 8(c)(2)

Amendment No. 5 to Participation Agreement (Alliance)

AMENDMENT NO. 5

TO

PARTICIPATION AGREEMENT

Amendment No. 5 to the Participation Agreement (the “Agreement”), dated as of May 1, 2000, between TRANSAMERICA LIFE INSURANCE COMPANY (“Insurer”); AFSG SECURITIES CORPORATION (“Contracts Distributor”) (together Insurer and Contracts Distributor, the “Company”); ALLIANCE CAPITAL MANAGEMENT L.P. (“Adviser”); and ALLIANCEBERNSTEIN INVESTMENT RESEARCH AND MANAGEMENT, INC. (formerly, ALLIANCE FUND DISTRIBUTORS, INC.) (“Distributor”).

WHEREAS, the Insurer, Contracts Distributor, Adviser, and Distributor heretofore entered into a Participation Agreement dated May 1, 2000, with regard to separate accounts established for variable life insurance and/or variable annuity contracts offered by the Company; and

WHEREAS, the Company, Contracts Distributor, Adviser, and Distributor desire to amend Schedule A to the Agreement in accordance with the terms of the Agreement.

The following is added under Section 4. Legal Compliance:

Section 4.7 Market Timing

Company represents and warrants that it has reviewed each Fund’s policy regarding frequent trading and market timing of shares and will use its best efforts to implement Fund’s procedures reasonably designed to prevent its contract owners from engaging in frequent trading and/or market timing of Participating Fund shares that would violate such policy. Company will cooperate with the Participating Funds to enforce the market timing policies disclosed in the Participating Fund’s prospectuses. As permitted by law, the Company agrees to cooperate fully with the Distributor for the purpose of preventing “market timing”, and will upon request furnish the Distributor such information as Distributor may consider necessary or desirable to review the possible existence and extent of “market timing” by any contract owner. The Company will take any and all such actions as the Distributor may reasonably request in order to terminate any pattern of trading that the Distributor considers to be “market timing”, including imposing limitations on a contract owner’s ability to purchase or exchange shares of the Fund.

WHEREAS, Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

AMENDED SCHEDULE A

SEPARATE ACCOUNTS, CONTRACTS AND PORTFOLIOS

Name of Separate Account and Date Established by the Board of Directors	SEC File Numbers of the Contracts Funded		Portfolios
Separate Account VA A February 17, 1997	33 Act File No. 333-26209 40 Act File No. 811-09172 (The Atlas Portfolio Builder Variable Annuity)	•	AllianceBernstein Growth Portfolio
		•	AllianceBernstein Premier Growth Portfolio
		•	AllianceBernstein Technology Portfolio

Retirement Builder Variable Annuity Account March 29, 1996	33 Act File No. 333-07509 40 Act File No. 811-07689 (Portfolio Select Variable AnnuitySM)	•	AllianceBernstein Premier Growth Portfolio
		•	AllianceBernstein Technology Portfolio

Separate Account VA B January 19, 1990	33 Act File No. 033-33085 40 Act File No. 811-06032	•	AllianceBernstein Growth & Income Portfolio
	(Transamerica Landmark Variable Annuity and Transamerica Landmark ML Variable Annuity)		AllianceBernstein Premier Growth Portfolio

33 Act File No. 033-56908 40 Act File No. 811-06032 (Transamerica Freedom Variable Annuity)

Separate Account VA C February 20, 1997	33 Act File No. 333-83957 40 Act File No. 811-09503 (Transamerica EXTRA Variable Annuity)	•	AllianceBernstein Growth & Income Portfolio
		•	AllianceBernstein Premier Growth Portfolio

Separate Account VA D February 20, 1997	33 Act File No. 333-94489 40 Act File No. 811-09777 (Transamerica Access Variable Annuity)	•	AllianceBernstein Growth & Income Portfolio
		•	AllianceBernstein Premier Growth Portfolio

Separate Account VA K July 10, 2001	33 Act File No. 333-76230 40 Act File No. 811-10617 (Retirement Income Builder III Variable Annuity)	•	AllianceBernstein Premier Growth Portfolio
		•	AllianceBernstein Technology Portfolio

Separate Account VA R November 26, 2001	33 Act File No. 333-109580 40 Act file No. 811-21441 (Transamerica Principium Variable Annuity)	•	AllianceBernstein Premier Growth Portfolio
		•	Alliance Bernstein Growth and Income Portfolio

Separate Account VA Q November 26, 2001	33 Act File No. 333-110049 40 Act File No. 811-21461 (Flexible Premium Variable Annuity –B)	•	AllianceBernstein Premier Growth Portfolio
		•	AllianceBernstein Technology Portfolio

Separate Account VA X May 15, 2001	33 Act File No. 333-125817 40 Act File No. 811-21776 (Flexible Premium Variable Annuity – I)	•	AllianceBernstein Growth and Income Portfolio – Class B
		•	AllianceBernstein Large Cap Growth Portfolio – Class B

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date: September 1, 2005

TRANSAMERICA LIFE INSURANCE COMPANY		ALLIANCE CAPITAL MANAGEMENT L.P.
		By:	Alliance Capital Management Corporation, its General Partner

By:	/s/ Priscilla I. Hechler	By:	/s/ Marc O. Mayer
Name:	Priscilla I. Hechler	Name:	Marc O. Mayer
Title:	Assistant Secretary	Title:	Executive Vice President

AFSG SECURITIES CORPORATION		ALLIANCEBERNSTEIN INVESTMENT RESEARCH AND MANAGEMENT, INC.

By:	/s/ Priscilla I. Hechler	By:	/s/ Stephen Scanlon
Name:	Priscilla I. Hechler	Name:	Stephen Scanlon
Title:	Assistant Vice President and Assistant Secretary	Title:	Senior Vice President

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